Section 906 Certifications
---------------------------
1. The form N-CSR of the Funds listed on Attachment A for the period ended March 31, 2005 fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended March 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

/s/Charles E. Porter        Date: May 26, 2005
----------------------      ------------------------
Charles E. Porter, Principal Executive Officer




Section 906 Certifications
---------------------------
I, Steven D. Krichmar, a Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended March 31, 2005 fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended March 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

/s/Steven D. Krichmar       Date: May 26, 2005
----------------------      ------------------------
Steven D. Krichmar, Principal Financial Officer




Attachment A
--------------
Period(s) ended March 31, 2005

010 Putnam Money Market Fund
011 Putnam Tax Exempt Income Fund
027 Putnam California Tax Exempt Income Fund
032 Putnam U.S. Government Income Trust
033 Putnam American Government Income Fund
054 Putnam High Yield Municipal Trust
062 Putnam Tax Exempt Money Market Fund
074 Putnam Master Intermediate Income Trust
075 Putnam Diversified Income Trust
23T Putnam Prime Money Market Fund
539 Putnam International New Opportunities Fund
Putnam Asset Allocation Funds
  250 Growth Portfolio
  259 Balanced Portfolio
  264 Conservative Portfolio